Exhibit 10.16

AMENDED AND RESTATED CO-EMPLOYER AGREEMENT

THIS AMENDED AND RESTATED CO-EMPLOYER AGREEMENT (the “Agreement”), dated January 1, 2009, is made by and between RESACA EXPLOITATION, INC., a Texas corporation (“Resaca,” formerly known as RESACA EXPLOITATION, LP, a Delaware limited partnership); and TORCH ENERGY ADVISORS INCORPORATED, a Delaware corporation (“Torch”). Resaca and Torch are referred to collectively in this Agreement as the “Parties” and each is a “Party.”

RECITALS

WHEREAS, Resaca and Torch are parties to that certain Second Amended and Restated Agreement for Administrative Services, dated of even date herewith, (including any amendments or restatements thereto, the “Services Agreement”) in which Resaca agrees to retain Torch as an independent contractor and agent to perform certain administrative services on behalf of Resaca;

WHERAS, certain Torch employees provide administrative services to Resaca in accordance with the terms of the Services Agreement;

WHEREAS, Resaca and Torch are parties to that certain Co-Employer Agreement, dated July 11, 2008 (the “Original Agreement”), whereby the Parties transitioned to a co-employer relationship and Resaca and Torch agreed to assume certain federal, state statutory, common law, and regulatory employer responsibilities and liabilities as co-employers of certain of the Parties’ Employees (as defined below);

WHEREAS, the Parties desire to amend and restate the Original Agreement to memorialize in writing their agreements with concerning their respective rights and duties as co-employers of the Employees;

WHEREAS, the Parties intend this Agreement to be temporary in duration and to only apply until such time as Resaca no longer needs Torch to provide the co-employer services enumerated in this Agreement;

WHEREAS, Torch has agreed to provide certain payroll, operational, and administrative services for the Employees as the agent of Resaca, to offer certain employee benefits and insurance coverages to the Employees, and to provide certain other duties of an employer to the Employees;

WHEREAS, Resaca has agreed to assume and provide other employer duties on behalf of the Employees under this Agreement; and

WHEREAS, to reflect the agreement of the Parties concerning their respective rights and duties as co-employers of the Employees, the Parties have agreed to enter into this Agreement as follows:

I. COVERED EMPLOYEES

Subject to the terms and conditions of this Agreement, Resaca and Torch agree they will serve as co-employers with respect to the employees listed on Exhibit A to this Agreement (collectively, the “Employees” and each an “Employee”), as such Exhibit A may be revised by the Parties upon mutual agreement from time to time without the requirement of a formal amendment to this Agreement.

II. ADMINISTRATION

2.1           Employer Status. A number of federal and state statutory, common law and regulatory provisions define the employer-employee relationship. “Employer” status is based upon the functions provided by the “employer” for which the employer-employee relationship is being considered.

2.2           Agent Role of Torch. Torch shall be the designated agent of Resaca regarding the Employees for compliance with rules and regulations governing the reporting and payment of federal and state taxes on payroll wages paid including, without limitation: (i) federal income tax withholding provisions of the Internal Revenue Code; (ii) state and/or local income tax withholding provisions, if applicable; (iii) Federal Insurance Contributions Act (FICA); (iv) Federal Unemployment Tax Act (FUTA); and (v) applicable state unemployment provisions.

2.3           Employer Role of Torch. Torch shall be the employer of the Employees for the following purposes:

a.             providing retirement benefits under a plan that is intended to qualify under Section 401(a) of the Code;

b.             selection of fringe benefits including, without limitation, holidays, vacation, sick leave, parental leave, military leave, Family Medical Leave Act leave, Uniformed Services Employment and Reemployment Right Act leave, and leave of absence;

c.             compliance with the group health plan continuation requirements of the Consolidated Omnibus Budget Reconciliation Act (COBRA);

d.             procuring major medical, dental and such other group insurance policies as determined by the Parties, in their discretion, from time to time, and making coverages under these policies available to the Employees on such terms as agreed by the Parties;

e.             employer liability under workers’ compensation laws and providing workers’ compensation insurance coverage; and

f.              providing payroll services and compliance with rules and regulations governing the reporting and payment of federal and state taxes on payroll wages paid.

In addition, while Employees are engaged or working on Torch Matters (as defined below) and for the time period such Employees are engaged or working on Torch Matters, Torch shall be the employer of such Employees for the following purposes:

a.             compliance with Occupational Safety and Health Administration (OSHA) regulations;

b.             compliance with Environmental Protection Agency (EPA) regulations and any state and/or local equivalent;

c.             compliance with the wage and hour provisions of the Fair Labor Standards Act (FLSA);

d.             day-to-day supervision of the work of such Employees on the Torch Matters, the recruiting, qualifying, training, disciplining, and discharging of the Employees, and the direction of the means, manner, method, and details of the Employees’ work on the Torch Matters on a day-to-day basis;

e.             implementation of policies and practices relating to the employer-employee relationship, such as recruiting, interviewing, testing, selecting, training, evaluating, replacing, supervision, disciplining and terminating Employees;

f.              compliance with Title VII of the 1964 and 1991 Civil Rights Act, the Age Discrimination in Employment Act, the Americans with Disabilities Act, and all other federal, state, or municipal statutes, laws or regulations prohibiting employment discrimination, harassment or retaliation in the workplace;

g.             compliance with the federal Drug Free Workplace Act and any state or local equivalents; and

h.             assignment to, and ownership of, all intellectual property rights including, without limitation, inventions, whether patentable or not, and patents resulting therefrom, copyrights and trade secrets and all confidentiality agreements regarding proprietary information.

2.4           Employer Role of Resaca. While Employees are engaged or working on Resaca Matters (as defined below) and for the time period such Employees are engaged or working on Resaca Matters, Resaca shall be the employer of such Employees for the following purposes:

a.             compliance with Occupational Safety and Health Administration (OSHA) regulations;

b.             compliance with Environmental Protection Agency (EPA) regulations and any state and/or local equivalent;

c.             compliance with the wage and hour provisions of the Fair Labor Standards Act (FLSA);

d.             day-to-day supervision of the work of such Employees on the Resaca Matters, the recruiting, qualifying, training, disciplining, and discharging of the Employees, and the direction of the means, manner, method, and details of the Employees’ work on the Resaca Matters on a day-to-day basis;

e.             implementation of policies and practices relating to the employer-employee relationship, such as recruiting, interviewing, testing, selecting, training, evaluating, replacing, supervision, disciplining and terminating Employees;

f.              compliance with Title VII of the 1964 and 1991 Civil Rights Act, the Age Discrimination in Employment Act, the Americans with Disabilities Act, and all other federal, state, or municipal statutes, laws or regulations prohibiting employment discrimination, harassment or retaliation in the workplace;

g.             compliance with the federal Drug Free Workplace Act and any state or local equivalents; and

h.             assignment to, and ownership of, all intellectual property rights including, without limitation, inventions, whether patentable or not, and patents resulting therefrom, copyrights and trade secrets and all confidentiality agreements regarding proprietary information.

In addition, both Resaca and Torch shall be the employer of the Employees for providing equity-based compensation under a long-term incentive plan.

2.5           Limitation on Employer Duties. Nothing in this Article II shall be construed to require either Party to provide any of the employer duties referred to herein except as provided by applicable law which cannot be waived.

2.6           Other Employer Duties. For purposes of this Agreement, the Parties shall, by mutual agreement, determine employer status for events or situations not set forth and not contemplated in this Agreement.

2.7           Notice. The Parties agree to provide reasonable notice to each other of any Employee or employment—related disputes, claims, charges, litigation or changes or material developments in the scope of their respective duties as well as share all substantive information regarding their respective duties. Each Party shall be entitled to inspect all records regarding the other Party’s performance of its duties hereunder.

2.8           Costs and Expenses. The Parties agree that the costs and expenses associated with their respective employer duties shall be paid in accordance with the terms of the Services Agreement.

2.9           Torch Matters and Resaca Matters. As used herein, the term “Torch Matters” means any business activities or work of Torch or its affiliates other than Resaca. As used herein, the term “Resaca Matters” means any business activities or work of Resaca.

III. ARBITRATION

3.1           Agreement to Arbitrate. Torch and Resaca agree and stipulate that all claims, disputes and other matters in question between Torch and Resaca arising out of or relating to this Agreement or the breach thereof will be decided by binding arbitration before a single arbitrator in accordance with the Federal Arbitration Act (9 U.S.C. § § 10 and 11) and the Commercial Arbitration Rules of the American Arbitration Association, subject to the limitations of this Article III. This agreement to so arbitrate, and any other agreement or consent to arbitrate entered into in accordance with this Agreement, will be specifically enforceable under the prevailing law of any court having jurisdiction.

3.2           Demand. Notice of the demand for arbitration will be filed in writing with the other Party to the Agreement and with the American Arbitration Association. The demand for arbitration shall be made within a reasonable time after the claim, dispute or other matter in question has arisen, and in no event shall any such demand be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable statute of limitations.

3.3           Joinders. No arbitration arising out of, or relating to, this Agreement shall include, whether by consolidation, joinder or any other manner, any other person or entity who is not a party to this Agreement unless:

a.             the inclusion of such other person or entity is necessary if complete relief is to be afforded among those who are already parties to the arbitration, and/or such other person or entity is substantially involved in a question of law or fact, which is common to those who are already parties to the arbitration, and which will arise in such proceedings; and

b.             the written consent of the other person or entity sought to be included and Torch and Resaca has been obtained for such inclusion, which consent shall make specific reference to this section; but no such consent shall constitute consent to arbitration of any dispute not specifically described in such consent or to arbitration with any party not specifically identified in such consent.

3.4           Prevailing Party. The prevailing party in any enforcement action arising in respect to this Agreement shall be entitled to recover from the other party all costs of such enforcement action including, without limitation, reasonable attorneys fees, costs and related expenses as determined by the arbitrator in the award.

3.5           Awards. The award rendered by the arbitrators will be final, judgment may be entered upon it in any court having jurisdiction thereof, and will not be subject to modification or appeal except to the extent permitted by the Federal Arbitration Act.

IV. MISCELLANEOUS

4.1           Amendment and Termination. This Agreement may be amended at any time, and from time to time, as agreed by the Parties in writing. Any such amendment must be executed by a duly authorized officer of each Party and specifically refer to this Agreement. This Agreement may be terminated by either Party by providing at least sixty (60) days’ prior notice to the other Party unless the other Party agrees to a shorter notice period. Notwithstanding the foregoing, this Agreement shall automatically terminate on the third anniversary of the Effective Date or upon the termination of the Services Agreement.

4.2           No Third Party Beneficiaries. This Agreement is between the Parties and creates no individual rights of Employees or any other persons. The Employees, and any other persons or entities, are not third party beneficiaries of this Agreement.

4.3           Assignment. Neither Party shall assign this Agreement or its rights and duties hereunder, or any interest herein, without the prior written consent of the other Party; provided, however, this Agreement may be transferred by operation of law to any successor in interest to a Party.

4.4           Entire Agreement. This Agreement contains the entire agreement of the Parties and supersedes all prior and contemporaneous promises, agreements or understandings, whether written or oral, regarding the subject matter of this Agreement.

4.5           Severability. If any provision of this Agreement, or any amendment thereof, should become invalid for any reason, the remaining provisions shall remain in effect and be so construed as to effectuate the intent and purpose of this Agreement and any amendments thereto.

4.6           Notices. All notices, requests and communications provided hereunder shall be in writing and hand delivered or mailed by United States registered, certified, or express mail, return receipt requested, and addressed to the Party’s principal place of business as set forth in this Agreement adjacent to the signature of each Party (or to such other address provided in writing by such Party). All such notices shall be effective upon receipt.

4.7           Waiver. The waiver by either Party to this Agreement of a breach of any term or provision of in it shall not operate or be construed as a waiver of a subsequent breach of the same term or provision by any Party or of a breach of any other term or provision of this Agreement.

4.8           Counterparts. This Agreement may be executed in any number of counterparts, all of which together shall constitute one Agreement binding on the Parties.

4.9           Governing Law. EXCEPT FOR ARTICLE III OF THIS AGREEMENT, WHICH SHALL BE GOVERNED BY THE FEDERAL ARBITRATION ACT (9 U.S.C. §§ 10 AND 11), THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO ITS CONFLICTS OF LAW PROVISIONS.

4.10         Amendment and Restatement of Original Agreement. The Parties agree that the Original Agreement is hereby amended and restated in its entirety and upon execution of this Agreement, (i) the Original Agreement shall be of no further force and effect, and (ii) all rights and obligations the Parties may have had under the Original Agreement shall be superseded by this Agreement.

[Signature page follows.]

IN WITNESS WHEREOF, this Agreement is hereby executed by a duly authorized officer of each Party on January 1, 2009.

Resaca Exploitation, Inc.		Torch Energy Advisors Incorporated

By:	/s/ Mary Lou Fry	By:	/s/ Chris Work
Mary Lou Fry		Chris Work
Vice President, General Counsel and Secretary		Vice President

Address:	1331 Lamar, Suite 1450	Address:	1331 Lamar, Suite 1450
	Houston, Texas 77010		Houston, Texas 77010
Tel. No.:	(713) 650-1246	Tel. No.:	(713) 650-1246
Fax No.:	(713) 655-1866	Fax No.:	(713) 655-1866

Signature Page

Resaca/TEAI Co-Employer Agreement

EXHIBIT A

Pursuant to Article I of the Agreement, the Employees subject to this Agreement as of the execution date of the Agreement, are as follows:

Employee Last Name	Employee First Name

ANDIS	KEVIN
BARBER	MARIA JUNG
BRYAN	J.P.
CARMINE	CINDY L
CARTHRAE	RALPH E
COHEN	ALICE C
DAVIS	LANA
DEIBERT	MARY FRANCES
ESTRADA	RAISA G
FONTENOT	BARBARA W
FORD	JEFFERY F
FRY	MARY LOU
GUTHRIE	TRACI J
HERNANDEZ	CONRADO A
KELM	PAMELA M
LELEUX	MARLA
LENDRUM III	JOHN J
MADHAVAN	DEEPA
PADGETT	PHYLLIS A
PARSONS	JAMI
RADFORD	LAKESHA D
SERRETT	DWIGHT D
SMITH	TAB R
WORK	CHRIS B
YU	MICHELLE H
ZIEBARTH	RANDY J

Exhibit A
Resaca/TEAI Co-Employer Agreement